Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Osisko Gold Royalties Ltd of our report dated February 23, 2023 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Osisko Gold Royalties Ltd, which is filed as Exhibit 99.2 of Osisko Gold Royalties Ltd’s Annual Report on Form 40-F for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Interests of Experts” in the Annual Information Form included in Exhibit 99.1 of Osisko Gold Royalties Ltd’s Annual Report on Form 40-F for the year ended December 31, 2022, which is incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers LLP

Montréal, Canada

July 26, 2023

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.
1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.